EXECUTION
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of November 1, 2006, among HSBC Bank USA, National Association (the “Assignor”), HSI Asset Securitization Corporation (the “Depositor”), Countrywide Home Loans Servicing LP (the “Servicer”), Countrywide Home Loans, Inc. (the “Company”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Deutsche Bank National Trust Company, not individually but solely as trustee on behalf of the HSI Asset Securitization Corporation Trust 2006-HE2 (the “Assignee”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Exhibit 1 annexed hereto (the “Assigned Loan Schedule”) purchased by Assignor from Company pursuant to (a) the Master Mortgage Loan Purchase Agreement, dated as of August 30, 2006, between Assignor and Company (the “Purchase Agreement”) and (b) that certain Servicing Agreement, dated as of August 30, 2006, between the Assignor and the Company, as amended by that certain Amendment Reg AB dated as of August 30, 2006 (the “Servicing Agreement”) ((a) and (b) shall collectively be referred to herein as the “Purchase and Servicing Agreements”), shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement or Servicing Agreement, as applicable.

The Servicer shall service the Assigned Loans in accordance with the Servicing Agreement as modified by this AAR Agreement.

Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to the Depositor all of the right, title, interest and obligations of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title, interest and obligations in, to and under the Purchase and Servicing Agreements and the Depositor hereby assumes all rights and obligations with respect to the Assigned Loans under the Purchase and Servicing Agreements. Assignor specifically reserves and does not assign to the Depositor any right title and interest in, to or under any Mortgage Loans subject to the Purchase and Servicing Agreements other than those set forth on Exhibit l.

Recognition of the Assignee and Assumption by the Assignee

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2. From and after the date hereof, the Servicer shall and does hereby recognize that the Depositor will transfer the Assigned Loans and assign its rights and obligations under the Purchase and Servicing Agreements (solely to the extent set forth herein) and this AAR Agreement to the Assignee pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2006 (the “Pooling Agreement”), among the Depositor, Deutsche Bank National Trust Company, as trustee (the “Trustee”) (including its successors in interest and any successor trustees under the Pooling Agreement), OfficeTiger Global Real Estate Services Inc., as credit risk manager, the Master Servicer, Citibank, N.A., as securities administrator (the “Securities Administrator”) and Wells Fargo Bank, N.A., as custodian. The Assignee acknowledges that all such rights and obligations (insofar as such obligations relate to (1) the covenants of the Purchaser under the Purchase and Servicing Agreements with respect to the Assigned Loans and (2) the obligations of the Purchaser under Section 5.01 of the Servicing Agreement with respect to the Assigned Loans) are hereby assumed by the Assignee. The Servicer hereby acknowledges and agrees that from and after the date hereof (i) the Assignee will be the owner of the Assigned Loans, (ii) the Servicer shall look solely to the Assignee for performance of any obligations of the Assignor insofar as they relate to (1) the covenants of the Purchaser under the Purchase and Servicing Agreements with respect to the Assigned Loans and (2) the obligations of the Purchaser under Section 5.01 of the Servicing Agreement with respect to the Assigned Loans, (iii) the Assignee shall have all the rights and remedies available to the Assignor, insofar as they relate to the Assigned Loans, under the Purchase and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement or Servicing Agreement, as applicable, and shall be entitled to enforce all of the obligations of the Company and the Servicer thereunder insofar as they relate to the Assigned Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to (1) the covenants of the Purchaser under the Purchase and Servicing Agreements with respect to the Assigned Loans and (2) the obligations of the Purchaser under Section 5.01 of the Servicing Agreement with respect to the Assigned Loans) under the Purchase and Servicing Agreements insofar as they relate to the Assigned Loans, shall be deemed to refer to the Assignee. None of the Servicer, the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase and Servicing Agreements which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans or the Servicer’s performance under the Servicing Agreement with respect to the Assigned Loans without the prior written consent of the Assignee. The Servicer hereby acknowledges that CitiMortgage, Inc. has been appointed as the Master Servicer of the Assigned Loans pursuant to this AAR Agreement and therefore has the right to enforce all obligations of the Servicer, as they relate to the Assigned Loans, under the Servicing Agreement and this AAR Agreement. Notwithstanding the foregoing, it is understood that the Servicer shall not be obligated to defend, indemnify and hold harmless the Master Servicer, the Securities Administrator, the Assignee, the Assignor and the Depositor against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, solely and directly resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer, the Securities Administrator, the Assignee, as applicable, or (ii) the failure of the Master Servicer, the Securities Administrator or the Trustee, as applicable, to perform the obligations of the Assignee with respect to this AAR Agreement, or as the “Owner” or “Purchaser” with respect to the servicing provisions of the Servicing Agreement.

Representations; Warranties and Covenants

3. Assignor warrants and represents to the Depositor, the Servicer, the Company and the Assignee as of the date hereof:

a.
Attached hereto as Exhibit 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

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b.
Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase and Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor's interests, rights and obligations under the Purchase and Servicing Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.
Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer or the Company with respect to the Assigned Loans or the Purchase and Servicing Agreements;

d.
Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

e.
Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

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f.
No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

g.
There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

4. Assignee warrants and represents to, and covenants with, Assignor, the Depositor, the Servicer and the Company as of the date hereof:

a.
Decision to Purchase. The Assignee is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this AAR Agreement.

b.	Authority. The Assignee is duly and legally authorized to enter into this AAR Agreement and to perform its obligations hereunder and under the Servicing Agreement.

c.
Enforceability. This AAR Agreement has been duly authorized, executed and delivered by the Assignee and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceed-ing in equity or at law).

5. Each of the Servicer and the Company, as applicable, warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

a.
The Purchase and Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder, except as contemplated herein;

b.
Each of the Servicer and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be, and has all requisite power and authority to perform its obligations under the Purchase and Servicing Agreements;

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c.
Each of the Servicer and the Company has full corporate or limited partnership, as applicable, power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of each of the Servicer’s and the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s or the Company’s organizational documentation or any legal restriction, or any material agreement or instrument to which the Servicer or the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or the Company or its property is subject, except in such case where the conflict, breach or violation would not have a material adverse effect on the Servicer or the Company or its ability to perform its obligations under this AAR Agreement. The execution, delivery and performance by the Servicer and the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate or limited partnership, as applicable, action on the part of the Servicer and the Company. This AAR Agreement has been duly executed and delivered by the Servicer and the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Servicer and the Company, enforceable against the Servicer and the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer or the Company in connection with the execution, delivery or performance by the Servicer or the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer’s or the Company's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Servicer or the Company, would adversely affect the Servicer’s or the Company's execution or delivery of, or the enforceability of, this AAR Agreement, or the Servicer’s or the Company's ability to perform its obligations under this AAR Agreement;

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f.
The Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.01 of the Purchase Agreement, are true and correct in all material respects as of the date hereof, and the representations and warranties set forth in Section 3.02 of the Purchase Agreement are true and correct in all material respects as of the related Closing Date; and

g.
The Servicer hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 2.01 of the Servicing Agreement, are true and correct in all material respects as of the date hereof.

Amendment of the Servicing Agreement

6. In connection with the transfer of the Mortgage Loans hereunder, the Servicer agrees that, from and after the date hereof, each Mortgage Loan transferred hereunder will be subject to, and serviced under, the Servicing Agreement, provided that, solely with respect to the Mortgage Loans transferred hereunder, the following modifications shall be made:

a.	The definition of “Business Day” in Section 1 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, Maryland, Massachusetts, Minnesota, New York or Texas are authorized or obligated by law or executive order to be closed.

b.	A new definition of “Permitted Investments” is hereby added to Article 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Securities Administrator, the Assignee or any of their respective affiliates or for which an affiliate of the any of the foregoing serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

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(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Assignee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

(viii) provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

c.	A new definition of “Rating Agency” is hereby added to Article 1 immediately following the definition of “Qualified Substitute Mortgage Loan” to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

d.	Section 3.04 of the Servicing Agreement (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee on behalf of the HSI Asset Securitization Corporation Trust 2006-HE2 Trust’” at the end of the first sentence of the first paragraph;

(ii)	by adding a new paragraph at the end of the section to read as follows:

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“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust. The risk of loss of moneys required to be remitted to the Securities Administrator resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

e.
Section 4.02(a) is hereby amended by replacing the reference to “eighteenth (18th) Business Day” with “eighteenth (18th) calendar day (or if such day is not a Business Day, the immediately following Business Day).”

f.	Sections 4.04 and 4.05 are hereby deleted in their entirety.

g.	Section 5.04 (Countrywide Not to Resign) is hereby amended by replacing each reference to “the Purchaser” with “the Master Servicer.”

h.	Section 6.01 (Termination Due to an Event of Default) is hereby amended by replacing each reference to “the Purchaser” with “the Master Servicer.”

i.	Section 6.01(a)(i) is hereby amended to replace the reference to “two (2) Business Day” with “one (1) Business Day.”

j.	Section 7.13 (Successor to Countrywide) is hereby amended by adding the following proviso at the end of the second sentence of the first paragraph immediately before the period to read as follows:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

k.	A new Section 7.14 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 7.14. Amendment. This Agreement may be amended, but only to the extent such amendment affects the Mortgage Loans, by written agreement signed by the Seller, the Assignee and the Master Servicer (in furtherance of the Master Servicer’s rights, duties and obligations as Master Servicer for the Trust). In respect of any such amendment, the Assignee and the Master Servicer agree to be bound by the requirements for entering into such amendment provided in Section 12.01(b) of the pooling and servicing agreement, including the delivery of any opinion of counsel required therein.

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l.	Section 2(g) of Amendment Reg AB is hereby amended by adding the following subpart:

(vi) The Master Servicer shall be considered a third-party beneficiary of 2(d), 2(e) and 2(g) of this Amendment Reg AB (with regard to Section 2(g), solely with respect to noncompliance under 2(d) and 2(e) of this Amendment Reg AB), entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

7. Pursuant to Section 4.02(a) of the Servicing Agreement, the Servicer shall furnish to the Master Servicer (i)(a) monthly loan data in a mutually agreed-upon format, (b) default loan data in a mutually agreed-upon format and (c) information regarding the realized losses and gains in a mutually agreed-upon format, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and the Servicer, and (iii) all supporting documentation reasonably necessary and available with respect to the information required above.

8. All remittances required to be made by the Servicer to the Purchaser under the Servicing Agreement shall be made to the Securities Administrator by wire transfer to the following account, or to such other account as may be specified by the Securities Administrator from time to time:

Citibank, N.A.
ABA#021-000-089
Acct Name: Structured Finance Incoming Wire
Acct. No: 3617-2242
Ref:  HASCO 2006-HE2 A/C# 106229

9. The Company hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Company set forth in Section 5(f) hereof shall be as set forth in Subsection 3.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

10. Notwithstanding any term hereof to the contrary, the execution and delivery of this AAR Agreement by the Trustee is solely in its capacity as trustee for the HSI Asset Securitization Corporation Trust 2006-HE2 (the “Trust”) and not individually, and any recourse against the Trustee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of the Trust.

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It is expressly understood and agreed by the parties hereto that (i) this AAR Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee on behalf of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements by the Assignee is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust (including, but not limited to, any amounts to be paid under the Purchase and Servicing Agreements), or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this AAR Agreement, the Pooling Agreement or any related document.

Miscellaneous

11. All demands, notices and communications related to the Assigned Loans, the Purchase and Servicing Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

a. In the case of Company,

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Darren Bigby

b. In the case of the Servicer,

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attn: John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

c. In the case of Assignor,

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: HASCO 2006-HE2

d. In the case of Depositor,

HSI Asset Securitization Corporation
452 Fifth Avenue, 10th Floor
New York, New York 10018
Attention: Head MBS Principal Finance

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e. In the case of the Trustee,

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - HB06H2
Telephone: (714) 247-6000
Facsimile: (714) 247-6329

f. In the case of the Master Servicer,

CitiMortgage, Inc.
4000 Regent Blvd.
Irving, Texas, 75063
Attention: Master Servicing Division, Compliance Manager - HE2
Telephone: (469) 220-0916
Facsimile: (469) 220-1572

12. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, Depositor, Servicer or Company may be merged or consolidated shall without the requirement for any further writing, be deemed Assignor, Assignee, Depositor, Servicer or Company, respectively hereunder.
15. This AAR Agreement shall survive the conveyance of the Assigned Loans as contemplated in this AAR Agreement.

16. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17. In the event that any provision of this AAR Agreement conflicts with any provision of the Purchase and Servicing Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION
Assignor

By: ___________________________
Name: Jon E. Voigtman
Title: Managing Driector #14311

HSI ASSET SECURITIZATION CORPORATION
Depositor

By: ___________________________
Name: Andrea Lenox
Title: Vice President

COUNTRYWIDE HOME LOANS, INC.
Company

By: ___________________________
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP
By: Countrywide GP, Inc., its General Partner
Servicer

By: ___________________________
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as Trustee on behalf of HSI Asset Securitization Corporation Trust 2006-HE2
under the Pooling Agreement

By:________________________________
Name:
Title:

CITIMORTGAGE, INC., as Master Servicer

By: ________________________________
Name:
Title:

EXHIBIT l

ASSIGNED LOAN SCHEDULE

1-1

EXHIBIT 2

SERVICING AGREEMENT

2-1

EXECUTION VERSION

SERVICING AGREEMENT

between

COUNTRYWIDE HOME LOANS INC.
(Countrywide)

and

HSBC BANK USA, NATIONAL ASSOCIATION
(Purchaser)

Dated as of August 30, 2006

Subprime Residential Mortgage Loans

EXECUTION VERSION

TABLE OF CONTENT

i

ii

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”) dated as of August 30, 2006, is by and between COUNTRYWIDE HOME LOANS INC., in its capacity as servicer ( “Countrywide”), and HSBC Bank USA, National Association, and its permitted successors and assigns, as Purchaser (the “Purchaser”).

PRELIMINARY STATEMENT

WHEREAS, the Purchaser and Countrywide Home Loans, Inc. have entered into that certain Master Mortgage Loan Purchase Agreement dated as of August 30, 2006 between the Purchaser and Countrywide, as seller (the “Purchase Agreement”), pursuant to which the Purchaser will purchase and Countrywide will sell from time to time, certain subprime Mortgage Loans (as hereinafter defined) identified in a Purchase Confirmation;

WHEREAS, Countrywide is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans listed on the Mortgage Loan Schedule (as hereinafter defined);

WHEREAS, Countrywide has agreed to service the Mortgage Loans for the Purchaser on the terms and conditions set forth herein; and

WHEREAS, Countrywide and the Purchaser desire to prescribe the terms and conditions regarding the management, servicing, and control of such Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used but not defined herein shall have the meaning specified in the Purchase Agreement. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that (i) Countywide applies to similar mortgage loans serviced for third parties or for its own account, (ii) conform to the customary and usual standards of practice of prudent mortgage banking institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (iii) are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the applicable Fannie Mae Servicing Guide, the terms of the Collateral Documents and all applicable federal, state and local law.

Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agency: Either Fannie Mae or Freddie Mac.

Agreement: This Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California, the State of New York, or the State of Texas are authorized or obligated by law or executive order to be closed.

Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A of the Purchase Agreement.

Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 herein, each of which shall be an Eligible Account.

Custodial Agreement: The agreement governing the retention of the originals of the Collateral Documents, annexed hereto as Exhibit C to the Purchase Agreement.

Custodian: Wells Fargo Bank, National Association, its successor in interest or assign, or such other custodian that may be designated by Countrywide from time to time.

Determination Date: With respect to each Remittance Date, the fifteenth (15th) day of the calendar month in which such Remittance Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately succeeding.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein or, (ii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 3.06 herein, each of which shall be an Eligible Account.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, flood insurance premiums, if applicable, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.01 of this Agreement.

Fannie Mae: The Federal National Mortgage Association or any successor organization.

Fannie Mae Servicing Guide: The Fannie Mae Servicing Guide and all amendments or additions thereto, as applicable.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by Countrywide pursuant to this Agreement), a determination made by Countrywide that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which Countrywide, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Countrywide shall maintain records, prepared by a servicing officer of Countrywide, of each Final Recovery Determination. Countrywide shall maintain records, prepared by a servicing officer of Countrywide, of each Final Recovery Determination.

Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 3.12 of this Agreement.

First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

Liquidation Proceeds: Amounts, other than Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of this Agreement.

Monthly Advance: The advances made or required to be made.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Any subprime mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments (including any Prepayment Charges), Liquidation Proceeds, Condemnation Proceeds, Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide’s loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date, the first Interest Adjustment Date, the minimum Mortgage Interest Rate and the Index, (iv) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (v) the original term of such Mortgage Loan, (vi) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan; (vii) the Mortgagor's first and last name; (viii) the street address of the Mortgaged Property including the city, state and zip code; (ix) a code indicating whether the Mortgaged Property is owner-occupied; (x) the type of Residential Dwelling constituting the Mortgaged Property; (xi) the original months to maturity; (xii) the date on which the first Monthly Payment was due on the Mortgage Loan; (xiiii) the stated maturity date; (xiv) the amount of the Monthly Payment as of the Cut-off Date; (xv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (xvi) the original principal amount of the Mortgage Loan and, with respect to a Second Lien Mortgage Loan, the CLTV; (xvii) the Stated Principal Balance of the Mortgage Loan; (xviii) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (xix) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (xx) a code indicating the documentation style; (xxi) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (xxii) the Appraised Value of the Mortgaged Property; (xxiii) the sale price of the Mortgaged Property, if applicable; (xxiv) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge or penalty; (xxv) the amount and the term of any Prepayment Charge or penalty; (xxvi) with respect to each MERS Mortgage Loan, the related MIN; (xxvii) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (xxix) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; and (xxx) the points and fees charged in connection with the origination of such Mortgage Loan as qualified by an Agency flag.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment of principal, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the first day of the related calendar month to the end of the related Principal Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, which shall not include any Prepayment Interest Excess.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: As to any Remittance Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Remittance Date occurs (or, with respect to the first Remittance Date, the period beginning with the opening of business on the day immediately following the Initial Cut-off Date) and ending on the close of business on the fifteenth day of the month in which such Remittance Date occurs.

Purchase Agreement: The Master Mortgage Loan Purchase Agreement, dated as of August 30, 2006, by and between the Purchaser and Countrywide.

Purchase Confirmation: A letter agreement, substantially in the form of an exhibit to the Purchase Agreement, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

Purchaser: The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to “Purchaser” as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in Section 7.06 of this Agreement.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided with a rating category as set forth in the applicable Underwriting Guidelines.

Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan); (vi) have the same Due Date as the Due Date on the substituted Mortgage Loan; and (vii) have a LTV, and in the case of a Second Lien Mortgage Loan, a Combined LTV Ratio as of the date of substitution equal to or lower than the LTV or Combined LTV Ratio of the related substituted Mortgage Loan as of such date. In the event that one or more mortgage loans are substituted for one or more substituted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the LTV, and in the case of Second Lien Mortgage Loans the Combined LTV Ratios described in clause (v) hereof shall be satisfied as to each such Qualified Substitute Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (iv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or Whole Loan Transaction pursuant to Section 7.06 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

REMIC: A Areal estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as applicable, as the foregoing may be in effect from time to time.

Remittance Date: The twenty-fourth (24th) day of any month], beginning with the month next following the month in which the related Cut-off Date occurs, or if such twenty-fourth (24th) day is not a Business Day, the first Business Day immediately preceding.

REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of this Agreement.

REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of this Agreement.

Repurchase Premium Percentage: If repurchase is requested during the indicated month from the related Closing Date, the Repurchase Premium Percentage will be the following:

Months:	0-3, inclusive	100% of the Premium
	4-6, inclusive	75% of the Premium
	7-9, inclusive	50% of the Premium
	10-12, inclusive	25% of the Premium
	Following month 12	0% of the Premium

Repurchase Price: For the first twelve (12) months following the related Closing Date, the price equal to the sum of the (i) Stated Principal Balance of such Mortgage Loan as of the date of repurchase, plus (ii) accrued interest on such Mortgage Loan at the Mortgage Loan Remittance Rate from the date on which interest had last been paid through the date of such repurchase, plus (iii) the product of (a) the purchase price percentage (as set forth in the related Purchase Confirmation) less par (the “Premium”) and (b) the Repurchase Premium Percentage, plus (iv) any costs and expenses incurred by the Purchaser in respect of a material breach of Section 3.01 or 3.02 of this Agreement including, without limitation, any costs and damages incurred by the Purchaser, the servicer, master servicer or any trustee in connection with any violation by any such Mortgage Loan of any applicable anti-predatory or abusive lending law, less (v) any interest amounts actually remitted to the Purchaser through the date of repurchase on such Mortgage Loan. For months thirteen (13) and beyond, the price for such repurchase shall be equal to the sum of (i) the Stated Principal Balance of the Mortgage Loan as of the date of repurchase plus (ii) accrued interest on such Mortgage Loan at the Mortgage Loan Remittance Rate from the date on which interest had last been paid through the date of such repurchase, plus (iii) any costs and expenses incurred by the Purchaser in respect of a material breach of Section 3.01 or 3.02 of this Agreement including, without limitation, any costs and damages incurred by the Purchaser, the servicer, master servicer, or any trustee for any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any applicable anti-predatory or abusive lending law.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Seller: Countrywide Home Loans, Inc.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under this Agreement including Section 3.09 hereof.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds) of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns.

Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Trade Confirmation: A letter agreement substantially in the form of an exhibit attached to the Purchase Agreement executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Purchase Agreement.

Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

VA: The Department of Veterans Affairs.

Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than in a Pass-Through Transfer.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties Respecting Countrywide.

Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

(a) Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement and no demand for such licensing or qualification has been made upon Countrywide by any such state.

(b) Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan. Countrywide has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of Countrywide, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(c) Neither the servicing of the Mortgage Loans for the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide’s organizational documents or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

(d) Countrywide is an approved servicer for each Agency in good standing. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae or Freddie Mac eligibility requirements;

(e) There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the servicing of the Mortgage Loans to the Purchaser or Countrywide’s ability to perform its obligations under this Agreement;

(f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide, with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(g) The execution and delivery of this Agreement by Countrywide and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Countrywide or its assets, which violation would materially and adversely affect the performance of its obligations and duties hereunder;

(h) Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide;

(j) Countrywide acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Countrywide, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(k) Neither this Agreement nor any written statement, report or other document prepared and furnished by Countrywide pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and

(l) Countrywide is a member of MERS, and is current in payment of all fees and assessments imposed by MERS.

ARTICLE III.
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01 Countrywide to Act as Servicer.

Countrywide, as an independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with Accepted Servicing Practices. Countrywide shall be responsible for any and all acts of a subservicer and a subcontractor, and the utilization of a subservicer or a subcontractor contracted by Countrywide shall in no way relieve the liability of Countrywide under this Agreement.

Consistent with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date on such Mortgage Loan without the Purchaser’s consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 4.03 of this Agreement. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

Countrywide or its designee will furnish, with respect to each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and requisite information on its borrower credit files to Equifax Credit Information Service, Inc., Experian Information Solution, Inc., and Trans Union, LLC, on a monthly basis.

If the Mortgage Loans or any REO Properties are included in a Pass-Through Transfer or transferred to an Agency (an “Agency Transfer”), that is a REMIC, Countrywide shall not take any action or fail to take any action that could materially and adversely affect the status of any REMIC related to the Mortgage Loans, or impose upon the REMIC a tax on prohibited transactions or contributions, unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not materially and adversely affect such REMIC status or result in the imposition of any tax on the REMIC.

Countrywide shall monitor the Mortgage Loans on an ongoing basis, in compliance with the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”).

Section 3.02 Collection of Mortgage Loan Payments.

Countrywide shall collect all payments due under each Mortgage Loan in accordance with Accepted Servicing Practices. Further, Countrywide shall take care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, and all other charges that are required to be escrowed in accordance with Accepted Servicing Practices.

Countrywide shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If Countrywide fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, Countrywide shall pay the Purchaser at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Charge which was not collected. Notwithstanding the above, Countrywide may waive a Prepayment Charge without paying the Purchaser the amount of the Prepayment Charge (i) if the Mortgage Loan is in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default), (ii) if the collection of the Prepayment Charge would be in violation of applicable laws, (iii) if the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (iv) notwithstanding any state or federal law to the contrary, any instance when a Mortgage Loan is in foreclosure.

Section 3.03 Realization Upon Defaulted Mortgage Loans.

(a) Foreclosure. Countrywide shall act in accordance with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such Mortgaged Property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

(b) Notwithstanding the foregoing provisions of this Section 3.03 or any other provision of this Agreement, with respect to any Mortgage Loan as to which Countrywide has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, Countrywide shall not, on behalf of the Purchaser, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless Countrywide has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by Countrywide, subject to Countrywide’s right to be reimbursed therefor from the Custodial Account.

If Countrywide determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then Countrywide shall take such action as it deems to be in the best economic interest of the Purchaser, provided, however, that Countrywide shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Servicing Advances and Monthly Advances made by Countrywide and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by Countrywide, subject to Countrywide’s right to be reimbursed therefor from the Custodial Account.

(c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse Countrywide for any related unreimbursed Servicing Advances, pursuant to Section 3.05(c); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by Countrywide as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to Countrywide pursuant to Section 3.05(c).

Section 3.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts. Countrywide shall provide the Purchaser with written evidence of the creation of the Custodial Account upon request.

Countrywide shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(c) all proceeds from a Cash Liquidation;

(d) all Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 3.08 and 3.10 of this Agreement, other than proceeds to be held in Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;

(e) all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;

(f) all Monthly Advances;

(g) all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03 or 3.04 of the Purchase Agreement, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03 of the Purchase Agreement;

(h) any amounts required to be deposited by Countrywide pursuant to Section 3.10 of this Agreement in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor);

(i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans);

(j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 3.13 of this Agreement; and

(k) any amounts required to be deposited in the Custodial Account pursuant to Sections 3.17.

The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees (to the extent permitted by Section 3.16 of this Agreement) and any Prepayment Interest Excess shall not be deposited by Countrywide in the Custodial Account. Any interest or earnings paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.05(d) of this Agreement.

Section 3.05 Permitted Withdrawals From the Custodial Account.

Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 4.01 and 4.03 of this Agreement;

(b) to reimburse itself for Monthly Advances (Countrywide’s reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers’ and Sailors’ Civil Relief Act of 1940) which represent Late Collections, net of the related Servicing Fee. Countrywide’s right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04 of the Purchase Agreement, Countrywide’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser).

(c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide’s reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser;

(d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

(e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04 of the Purchase Agreement, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

(f) to reimburse itself for any amounts deposited in the Custodial Account in error;

(g) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(h) to the extent not retained pursuant to Section 3.04, to pay itself any Prepayment Interest Excess amounts.

Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) upon request.

Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 3.07 of this Agreement. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Section 3.07 Permitted Withdrawals From Escrow Account.

Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, Countrywide shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 3.08 Transfer of Accounts.

Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall be Eligible Accounts and Countrywide shall notify the Purchaser in writing within a reasonable period of time after such transfer has taken place.

Section 3.09 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property and (b) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

Section 3.10 Maintenance of Hazard Insurance.

Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount set forth in the Underwriting Guidelines. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a Qualified Insurer and with coverage set forth in the Underwriting Guidelines. Countrywide shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than (i) the maximum insurable value of the improvements that are a part of such property and (ii) the unpaid principal balance of the related Mortgage Loan (including any cumulative related Negative Amortization) at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Countrywide’s normal servicing procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor’s freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from a Qualified Insurer.

Section 3.11  [Reserved].

Section 3.12 Fidelity Bond; Errors and Omissions Insurance.

Countrywide shall cause to be maintained a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer. Upon request of the Purchaser, Countrywide shall provide to the Purchaser a certificate of insurance which certifies coverage of such Fidelity Bond and errors and omissions insurance policy under this Section 3.12.

Section 3.13 Title, Management and Disposition of REO Property.

(a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

(b) Management.

Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in accordance with Accepted Servicing Practices. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser’s request therefore. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in each REO Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

(c) Disposition.

Subject to the following paragraph, Countrywide shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall report monthly to the Purchaser as to the progress being made in selling such REO Property. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the REO Property is held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless Countrywide provides to the Purchaser under such REMIC an Opinion of Counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Additionally, Countrywide shall perform the tax withholding and reporting as required by 6050J of the Code.

Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 4.01 of this Agreement.

Section 3.14 Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon the written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Section 3.15 Notification of Maturity Date.

With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Section 3.16 Assumption Agreements.

Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note. If Countrywide reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.16, the Purchaser authorizes Countrywide to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan and the final maturity date of such Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.16, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.17 Satisfaction of Mortgages and Release of Collateral Files.

Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 3.04 of this Agreement, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser, or the Custodian, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser or the Custodian fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, the Purchaser shall, within five (5) Business Days of Countrywide’s request and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser or the Custodian fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

Section 3.18 Servicing Compensation.

As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 3.05) of such Monthly Payments.
Additional servicing compensation in the form of assumption fees (as provided in Section 3.16 of this Agreement), late payment charges and other ancillary fees shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall not be permitted to retain any portion of the Prepayment Charges collected on the Mortgage Loans, which Prepayment Charges shall be remitted to the Purchaser. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19 Superior Liens.

In the event that Countrywide has reasonable cause to believe or has been notified that either a senior or junior lien is in default, Countrywide shall attempt to determine the status of the related senior lien, if applicable.

If Countrywide discovers, upon investigation of the status of the senior lien pursuant to the previous paragraph, that any superior lienholder has accelerated or intends to accelerate the obligations secured by the first lien, or has declared or intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, Countrywide shall take, on behalf of the Purchaser, whatever actions are necessary to protect the interests of the Purchaser in accordance with Accepted Servicing Practices, including advancing an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. Notwithstanding anything to the contrary set forth herein, Countrywide shall not be required to make any Servicing Advance (including those contemplated in this Section 3.19) if it determines in its reasonable good faith judgment that such Servicing Advance would not be recoverable pursuant to the Agreement.

Section 3.20 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) materially and adversely affect the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE IV.
PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Section 4.01 Distributions.

On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 3.05 hereof; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 4.03 of this Agreement; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 3.04 hereof, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

All distributions made to the Purchaser on each Remittance Date will be made to the Purchaser and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser.

With respect to any remittance received by the Purchaser on or after the first Business Day following the Business Day on which such payment was due, Countrywide shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Countrywide to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made. Such interest shall be remitted along with such late payment. The payment by Countrywide of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Countrywide.

Section 4.02 Periodic Reports to the Purchaser.

(a) Monthly Reports. Not later than the eighteenth (18th) Business Day of the month of each Remittance Date, Countrywide will furnish to the Purchaser a monthly report (“Monthly Remittance Advice”) in an electronic form mutually agreeable to the Purchaser and Countrywide as to the upcoming remittance and the related Due Period

(b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 4.03 Monthly Advances by Countrywide.

Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 4.01 of this Agreement, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 4.03 hereof, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 4.01 of this Agreement.

Countrywide’s obligation to make such advances as to any Mortgage Loan (if deemed recoverable) will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds. Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property. In no event shall Countrywide be obligated to make an advance under this Section 4.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable. In such event, Countrywide shall deliver to the Purchaser an Officer’s Certificate of Countrywide to the effect that an officer of Countrywide has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 4.04 Annual Statement as to Compliance.

(a) On or before March 5th of each calendar year, commencing in 2007, Countrywide shall deliver to the Purchaser a statement of compliance addressed to the Purchaser and signed by an authorized officer of Countrywide, to the effect that (i) a review of Countrywide’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable reconstitution agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, Countrywide has fulfilled all of its servicing obligations under this Agreement and any applicable reconstitution agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. The Purchaser shall notify Countrywide prior to providing any such copies. In the event that Countrywide has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer, Countrywide shall deliver an officer’s certificate of the subservicer as described above as to each subservicer as and when required with respect to Countrywide.

Section 4.05 Annual Independent Certified Public Accountants’ Servicing Report.

Countrywide shall, on or before March 5th of each year, beginning in the year following the Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Countrywide and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

Section 4.06 Purchaser’s Access to Countrywide’s Records.

The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide’s ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 4.06.

ARTICLE V.
COVENANTS BY COUNTRYWIDE

Section 5.01 Indemnification by Countrywide.

Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to (a) a material breach of any of the representations or warranties made by Countrywide in Section 2.01 of this Agreement, or (b) the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide with respect to any Mortgage Loan which are inconsistent with the obligations imposed on Countrywide pursuant to the terms of the Agreement, taken or omitted upon the written direction of the Purchaser, (b) the failure of the Purchaser or the Custodian to perform its obligations under Section 3.17 of this Agreement, (c) the failure of the Purchaser to perform its obligations in subsections (i) and (ii) in Section 5.03 of this Agreement, or (d) the failure of the Purchaser to perform its obligations in Sections 3.01, 3.13(b), 4.02(b), 4.06, 5.02, 5.05, 6.02, 7.05, 7.06, 7.11, and 7.13 of this Agreement.

Section 5.02 Merger or Consolidation of Countrywide.

Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

Section 5.03 Limitation on Liability of Countrywide and Others.

Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 6.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser’s interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide’s indemnification under Section 5.01 of this Agreement.

Section 5.04 Countrywide Not to Resign.

Countrywide shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Countrywide and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Countrywide. Any such determination permitting the resignation of Countrywide shall be evidenced by Countrywide’s delivery of an Opinion of Counsel to the Purchaser in a form reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Countrywide’s responsibilities and obligations hereunder.

Section 5.05 No Transfer of Servicing.

Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP.

ARTICLE VI.
TERMINATION OF COUNTRYWIDE AS SERVICER

Section 6.01 Termination Due to an Event of Default.

(a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

(i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of two (2) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement, Purchase Agreement or in the Custodial Agreement, if any, which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

(v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

(vi) Countrywide shall cease to be an Agency approved servicer; or

(vii) Countrywide attempts to assign its right to servicing compensation hereunder, except as permitted under this Agreement or to any Countrywide affiliate or to assign this Agreement or the servicing responsibilities hereunder, except as permitted under this Agreement or to any Countrywide affiliate; or

(viii) Countrywide fails to duly perform, within the required time period, its obligations under Sections 4.04 and 4.05 of this Agreement, which failure continues unremedied for a period of nine (9) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by. Such written notice may be given to Countrywide by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement, the Purchase Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement and the Purchase Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide’s responsibilities and rights hereunder, including the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

(b) Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide’s obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 6.02 Termination by Other Means.

The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing; (c) the purchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price equal to (i) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (ii) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the fair market value of such REO Property at the time of repurchase; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

Upon written request from the Purchaser in connection with any such termination pursuant to (a) and (b) above, Countrywide shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense. Countrywide agrees to cooperate with the Purchaser and such successor in effecting the termination of Countrywide’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

In the event that Countrywide is terminated without cause, (i) with regard to any Mortgage Loan that is more than ninety (90) days delinquent (“Non-Performing Mortgage Loan”), the Purchaser shall pay to Countrywide a termination fee in an amount equal to (A) if such termination without cause occurs within eighteen (18) months after the related Closing Date (“18 Month Period”), 1.0% of the Stated Principal Balance of the Non-Performing Mortgage Loans, or (B) if such termination without cause occurs within six (6) months after such 18 Month Period (“Subsequent 6 Month Period”), .50% of the Stated Principal Balance of the Non-Performing Mortgage Loans, or (C) if such termination without cause occurs after such Subsequent 6 Month Period, the Purchaser shall not have to pay any termination fee with respect to the related Non-Performing Mortgage Loans, or (ii) with regard to any other Mortgage Loan (“Performing Mortgage Loan”), the Purchaser shall pay to Countrywide a termination fee in an amount equal to the greater of (A) 2.5% of the Stated Principal Balance of the Performing Mortgage Loans and (B) fair market value of the servicing rights for such Performing Mortgage Loans as of the date of such termination. Notwithstanding anything to the contrary set forth herein, it is understood and agreed upon by Countrywide and the Purchaser that in the event Countrywide is terminated without cause pursuant to this paragraph, the Purchaser shall reimburse Countrywide for all outstanding and unreimbursed Servicing Advances and Monthly Advances made pursuant to this Agreement and shall pay all transfer costs related to the transfer of servicing to the Purchaser or its designee.

ARTICLE VII.
MISCELLANEOUS

Section 7.01 Notices.

All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	to Countrywide:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Josh Adler

With a copy to: General Counsel

(ii)  the Purchaser:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attn: Jay Kilpatrick

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 7.02 Exhibits.

The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.03 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Section without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

Section 7.04 Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.05 Further Agreements.

Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 7.06 Assignment of Mortgage Loans by the Purchaser; Pass-Through Transfers.

(a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer and may assign this Agreement; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement (“AAR”) reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package. Any Person or trust to which Mortgage Loans may be transferred pursuant to this Section 7.06(a) or Section 7.06(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

(b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 7.06(a) hereof, may effect Pass-Through Transfers, retaining Countrywide, as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.” On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 7.06 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Pass-Through Transfer in accordance with this Section 7.06. In connection therewith Countrywide shall:

(i) negotiate in good faith an AAR required to effectuate the Pass-Through Transfer, provided such AAR creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

(ii) provide as applicable:

(A) information pertaining to Countrywide of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

(B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer. The Purchaser shall pay all third party costs associated with the preparation and delivery of any information, excluding any in-house opinions, described in this clause (ii)(B). Countrywide shall not be required to execute any AAR unless a draft of such AAR is provided to Countrywide at least 5 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

(c) In connection with any Pass-Through Transfer, Countrywide shall not be required to “bring down” any of the representations and warranties in this Agreement (i.e., the representations and warranties only speak as of the applicable date set forth in the Purchase Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever. Upon request, Countrywide will bring down the representations and warranties in Section 2.01 of this Agreement to a date no later than the related Reconstitution Date.

(d) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 7.07 Conflicts between Transaction Documents.

In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Purchase Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

Section 7.08 Governing Law.

The Agreement shall be construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

Section 7.09 Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

Section 7.10 Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide, the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by Countrywide to a third party except as provided for in this Agreement. Subject to Section 7.06 of this Agreement, the Purchaser shall have the right to assign, in whole or in part, its interests under the Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder and such assignee or designee shall accede to or exercise the rights and obligations, as applicable, hereunder of the Purchaser with respect to such Mortgage Loans.

Section 7.11 Confidentiality.

Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party’s consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

Section 7.12 Entire Agreement.

This Agreement, the Purchase Agreement and the Purchase Confirmation constitute the entire understanding between the Countrywide and the Purchaser with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Purchase Confirmation. Neither this Agreement nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

Section 7.13 Successor to Countrywide.

Prior to termination of Countrywide’s responsibilities and duties under this Agreement pursuant to Sections 5.04, 6.01 or 6.02(b), the Purchaser shall (i) succeed to and assume all of Countrywide’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a net worth of not less than $30,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Countrywide under this Agreement prior to the termination of Countrywide’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that Countrywide’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, Countrywide shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement. The resignation or removal of Countrywide pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Countrywide of the representations and warranties made under this Agreement and the remedies available to the Purchaser thereunder.

Any successor appointed as provided herein shall execute, acknowledge and deliver to Countrywide and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Countrywide, with like effect as if originally named as a party to this Agreement. Any termination of this Agreement pursuant to Sections 5.04, 6.01 or 6.02(b) shall not affect any claims that the Purchaser may have against Countrywide arising prior to any such termination or resignation.

Countrywide shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and Countrywide shall account for all funds. Countrywide shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Countrywide. The Purchaser shall reimburse Countrywide for all amounts owed to Countrywide pursuant to this Agreement and which would otherwise have been recovered by Countrywide pursuant to this Agreement.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

COUNTRYWIDE HOME LOANS INC.,

Countrywide

By:  ___________________________
Name: Darren Bigby
Title: Executive Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
the Purchaser

By:  _____________________________
Name
Title:

EXHIBIT 1

INDEMNIFICATION AND CONTRIBUTION AGREEMENT

[AS AGREED UPON BY THE PARTIES]

EXECUTION VERSION

AMENDMENT REG AB
TO THE MASTER MORTGAGE LOAN PURCHASE AGREEMENT AND
SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of August 30, 2006, by and between HSBC Bank, USA, National Association (the “Purchaser”), and Countrywide Home Loans, Inc. (the “Company”) to that certain Master Mortgage Loan Purchase Agreement and Servicing Agreement, both dated as of August 30, 2006 by and between the Company and the Purchaser (as amended, modified or supplemented, the “Existing Agreements”).
W I T N E S S E T H
WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreements be amended to reflect agreed upon revisions to the terms of the Existing Agreements.
Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreements. The Existing Agreements are hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2(g)(i)(A)(1).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2(c)(iii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

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Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Company agree that the Existing Agreements is hereby amended by adding the following provisions:

(a) Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and Section 302 of the Sarbanes Oxley Act. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the parties acknowledge that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. The parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

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(b) Additional Representations and Warranties of the Company.

(i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company, any Subservicer or any Third-Party Originator and any of the parties listed in Section 2(c)(i)(D)(1)-(6) which are identified in writing by the Purchaser or Depositor in advance of the Securitization Transaction pursuant to Section 2(c)(i)(D) of this Amendment Reg AB.

(ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

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(i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) to the extent material (as reasonably determined by the Purchaser or the Depositor), a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; if material (as reasonably determined by the Purchaser or the Depositor), information regarding the size and composition of the originator’s origination portfolio; and information that may be material (as reasonably determined by the Purchaser or the Depositor) to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a brief description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

(D) a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing within five Business Days in advance of such Securitization Transaction:

(1) any servicer;
(2) any trustee;
(3) any originator;
(4) any significant obligor;
(5) any enhancement or support provider; and
(6) any other material transaction party.

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(ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB as reasonably determined by the Purchaser or such Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format as mutually agreed upon by the parties.

Promptly following notice or discovery of a material error, as determined in the Company’s judgment, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), agreed-upon procedures letters of certified public accountants, which such accountants shall be the same accountants that provide the Company with an attestation as required by Item 1122 or Regulation AB in connection with the Company’s issuance of publicly offered, rated mortgage-backed securities, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

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(iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

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(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a brief description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to Servicer by the Purchaser or the Depositor in writing in advance of such Securitization Transaction:

(1) any servicer;
(2) any trustee;
(3) any originator;

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(4) any significant obligor;
(5) any enhancement or support provider; and
(6) any other material transaction party.

(iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement that qualifies as an “entry into a material definitive agreement” under Item 1.01 of the form 8-K, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor, as evidenced by a writing provided by either the Purchaser, Master Servicer, or Depositor, and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

(v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Existing Agreements, respectively, or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) The Company shall provide to the Purchaser and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any Master Servicer.

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(vii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D:

(a) any modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period;

(b) material breaches of Mortgage Loan representations or warranties or transaction covenants under the Existing Agreements, as amended herein, or the applicable Reconstitution Agreement related to the Securitization Transaction the Company has executed; and

(c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and with respect to a mortgage loan that the Company has substituted as a replacement for a Mortgage Loan ("Substituted Mortgage Loan"), the origination, underwriting and, if applicable, other Company criteria for the acquisition or selection of such Substituted Mortgage Loan.

(d) Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, the Master Servicer and the Depositor a statement of compliance addressed to the Purchaser, such Master Servicer, and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e) Report on Assessment of Compliance and Attestation.

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(i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A) deliver to the Purchaser, the Master Servicer and the Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer);

(B) deliver to the Purchaser, the Master Servicer and the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser, the Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D) deliver or cause each Subservicer and Subcontractor described in Section 2(e)(i)(C) above to deliver to the Purchaser, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission, unless required by applicable law.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer) or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

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If reasonably requested by the Purchaser, the Depositor, or the Master Servicer, the Company shall provide to the Purchaser, the Depositor, or the Master Servicer, evidence of the authorization of the person signing the certification or statement provided pursuant to Section 2(d) and 2(e) of this Amendment Reg AB.

(f) Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

(i) It shall not be necessary for the Company to seek the consent of the Purchaser, the Master Servicer or any Depositor to the utilization of any Subservicer. If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(c)(vi), 2(c)(vii), 2(d), and 2(e) of this Amendment Reg AB, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Amendment Reg AB. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer, or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser’s Securitization Transaction, the Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

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The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser, the Master Servicer and the Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification; Remedies.

(i) The Company shall indemnify the Purchaser, each affiliate of the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided in writing under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B) any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

(C) any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

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In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

(ii) (A) Any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to immediately terminate, without further notice or grace period, the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, the Purchaser shall appoint a successor servicer reasonably acceptable to a Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under the Existing Agreements, the Amendment Reg AB, and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Purchaser or Depositor shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

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(C) The Company shall promptly reimburse the Purchaser (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii) The Purchaser shall indemnify and hold harmless the Company, each affiliate of the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission with respect to a Securitization Transaction or the omission or alleged omission to state in any filing with the Commission with respect to a Securitization Transaction a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any information other than Company Information included in or omitted from any filing with the Commission with respect to a Securitization Transaction.

(iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

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(v) The indemnifications provided for in Section 2(g) shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall notify the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreements.

4. The Existing Agreements, respectively, are hereby amended by adding the exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreements as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreements, this Amendment Reg AB shall control.

5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

[Signature Page Follows]
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HSBC Bank USA, National Association

Purchaser

By: __________________________
Name: ________________________
Title: _________________________

COUNTRYWIDE HOME LOANS, INC.

Company

By: __________________________
Name: ________________________
Title: _________________________

Signature page to Amendment Reg AB

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: ________________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

B-1

(5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: ________________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

B-2